CONSENT OF INDEPENDENT ACCOUNTANTS
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     We hereby  consent to the use, in the Form SB-2 filed on November 13, 2003, for Monaco Group Inc., of our report dated October 13, 2003 relating to the September 30, 2003 financial statements of Monaco Group Inc., which appears in such Form.





"Amisano Hanson"
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Amisano Hanson, Chartered Accountants

Vancouver, BC, Canada
November 13, 2003